Exhibit (10)(A)

[SUTHERLAND ASBILL & BRENNAN LLP]

MARY E. THORNTON
DIRECT LINE: 202.383.0698
Internet: mary.thornton@sablaw.com

October 29, 2007

Board of Directors

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017-3206

Re:	TIAA-CREF Life Separate Account VA-1

TIAA-CREF Life Insurance Company

Registration Statement on Form N-4

File Nos. 333-145064 and 811-08963

Ladies and Gentlemen:

We hereby consent to the reference to our name under the heading “Legal Matters” in the Statement of Additional Information included in Pre-Effective Amendment No.1 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Mary E. Thornton
Mary E. Thornton